UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2021

Star Equity Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave. Suite 101, Old Greenwich, CT		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203-489-9500

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On March 25, 2021, the Board of Directors (the “Board”) of Star Equity Holdings, Inc. (the “Company”), upon the recommendation of the Audit Committee of the Board and after considering the recommendations of management, concluded that our previously released financial statements for all quarterly or annual periods after and including March 31, 2019, and any earnings releases relating to these periods (collectively, the “Non-Reliance Periods”) should no longer be relied upon.

In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2020, management identified certain material historical errors related to the classification of short-term and long-term debt for the Non-Reliance Periods. Specifically, we determined that our borrowings under certain of our revolving credit agreements that include both a subjective acceleration clause and a requirement to maintain a traditional lock-box arrangement should be classified as short-term obligations. Certain loan agreements include the Sterling National Bank (“SNB”) revolver which matures in March 2024, and the EdgeBuilder and Glenbrook (“EBGL”) Gerber Finance revolving credit facility which has an automatic annual renewal feature.

The restatement adjustments reflect the impact of reclassifying the Company’s entire revolving credit facility balance with SNB from long-term to short-term debt for the Non-Reliance Periods, the EBGL revolving credit facility balance with Geber Finance from long-term to short-term debt for all quarters during 2020, and $0.7 million of the loan balance under the Company’s loan with Premier Bank from short-term to long-term debt as of December 31, 2019. Total liabilities remain unchanged and there is no impact to the Consolidated Statements of Operations and Comprehensive Loss, Consolidated Statements of Cash Flows, or Consolidated Statements of Mezzanine and Stockholders’ Equity for all periods within the Non-Reliance Periods. Accordingly, the Company will restate its consolidated financial statements for the Non-Reliance Periods in its Annual Report on Form 10-K for the year ended December 31, 2020.

The Company has not filed and does not intend to file amendments to the Company's previously filed Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the periods affected by the restatement and correction of the Company's consolidated financial statements as described above. Investors and others should rely on the financial information and other disclosures regarding the Non-Reliance Periods as disclosed in the upcoming 2020 Form 10-K and in future filings with the SEC (as applicable).

In connection with the preparation of the Company’s financial statements for 2020, management identified a material weakness in the Company’s internal control over financial reporting relating to ineffectively designed controls over review of contracts for new debt agreements and the proper application of GAAP for such agreements, which resulted in the errors described above. Accordingly, the Company expects to report a material weakness in its internal control over financial reporting as well as related remediation efforts that the Company is undertaking to address such material weakness, in its Annual Report on Form 10-K for the year ended December 31, 2020.

The Company's management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company's independent registered public accounting firm, BDO USA, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman
Date:	March 29, 2021